Exhibit 23.1

Consent of Independent Auditor

We consent to the inclusion in this Amendment No. 1 to Current Report on Form 8-K/A of our report dated April 26, 2017 relating to the financial statements of NeoSystems, Corp. as of and for the years ended December 31, 2016 and 2015.

/s/ RSM US LLP
McLean, Virginia
November XX, 2017